THE INNOVATIVE FUNDS
                          DISTRIBUTION AND SERVICE PLAN

                             Pursuant to Rule 12b-1

         WHEREAS, The Innovative Funds, an Ohio business trust (the "Trust"), engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest without par value (the "Shares"), which may be divided into one or more series of Shares ("Series"); and

         WHEREAS, the Trust currently offers one Series, the Disruptive Growth Fund (the "Fund"); and

         WHEREAS, the Trustees of the Trust as a whole, and the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement relating hereto (the "Qualified Trustees"), having determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Section 36(a) and (b) of the 1940 Act, that there is a reasonable likelihood that this Plan will benefit the Fund and its shareholders, have approved this Plan by votes cast in person at a meeting called for the purpose of voting hereon and on any agreements related hereto;

         NOW THEREFORE, the Trust hereby adopts this Plan for the Fund, in accordance with Rule 12b-1 under the 1940 Act, on the following terms and conditions:

         1.       Distribution   and   Service   Activities.   Subject   to  the
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                  supervision  of the  Trustees  of the  Trust,  the Trust  may,
                  directly or indirectly, engage in any activities related to the distribution of Shares of the Fund, which activities may include, but are not limited to, the following: (a) payments, including incentive compensation, to securities dealers or
                  other  financial   intermediaries,   financial   institutions,
                  investment advisors and others that are engaged in the sale of Shares, or that may be advising shareholders of the Trust regarding the purchase, sale or retention of Shares; (b) payments, including incentive compensation, to securities
                  dealers   or   other   financial   intermediaries,   financial
                  institutions, investment advisors and others that hold Shares for shareholders in omnibus accounts or as shareholders of
                  record  or  provide   shareholder  support  or  administrative
                  services to the Fund and its shareholders; (c) expenses of maintaining personnel (including personnel of organizations with which the Trust has entered into agreements related to this Plan) who engage in or support distribution of Shares or who render shareholder support services, including, but not limited to, allocated overhead, office space and equipment, telephone facilities and expenses, answering routine inquiries regarding the Trust, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request; (d) costs of preparing, printing and
                  distributing   prospectuses   and   statements  of  additional
                  information and reports of the Fund for recipients other than existing shareholders of the Fund; (e) costs of formulating
                  and   implementing   marketing  and  promotional   activities,
                  including, but not limited to, sales seminars, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (f) costs of preparing, printing and distributing sales literature; (g) costs of obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, deem advisable; and (h) costs of implementing and operating this Plan. The Trust is authorized to engage in the activities listed above, and in any other activities related to the distribution of Shares, either directly or through
                  other   persons.   Payments  under  this  Plan  are  not  tied
                  exclusively to actual distribution and service expenses, and the payments may exceed distribution and service expenses actually incurred. Any payments received by service providers to the Fund, including without limitation the investment adviser of the Fund and the distributor of the Fund, are in addition to fees paid by the Fund for the applicable advisory or distribution services.

         2.       Annual Fee. The Fund will pay the Fund's investment adviser an
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                  annual fee for the investment adviser's services in connection with the distribution and service activities for the Fund, including its expenses in connection therewith. The annual fee paid to the investment adviser under this Plan will be calculated daily and paid monthly by the Fund on the first day of each month at an annual rate of 0.25% of the average daily net assets of the Shares of the Fund. Payments received by the investment adviser pursuant to this Plan are in addition to fees paid by the Fund pursuant to the Management Agreement.

         3.       Term and  Termination.  (a) This Plan  shall  not take  effect
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                  until it has been approved by a vote of at least a majority of the outstanding voting securities of the Fund (as defined in the Act) if the Shares of the Fund have already been publicly offered. With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to the Shares of the Fund if a majority of the outstanding voting securities of the Fund votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Trust or of any other Fund or class. In the event no shareholder approval is required because the Shares of the Fund have not been publicly offered, the Plan shall take effect on the day before the first public offering of the Shares of the Fund.

         (b) Unless terminated as herein provided, this Plan shall continue in effect for one year from the effective date and shall continue in effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved by votes of a majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such approval.

         (c) This Plan may be terminated at any time by the vote of a majority of the qualified Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund. If this Plan is terminated, the Fund will not be required to make any payments for expenses incurred after the date of termination.


         4.       Amendments.  All  material  amendments  to this  Plan  must be
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                  approved  in the manner  provided  for annual  renewal of this
                  Plan in Section 3(b) hereof. In addition, this Plan may not be amended to materially increase the amount of expenditures provided for in Section 2 hereof unless such amendment is approved by a vote of the majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

         5.       Selection and  Nomination  of Trustees.  While this Plan is in
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                  effect,  the selection and  nomination of Trustees who are not interested persons (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

         6.       Quarterly Reports. The Treasurer of the Trust shall provide to
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                  the  Trustees  and  the  Trustees   shall  review,   at  least
                  quarterly, a written report of the amounts expended pursuant to this Plan and any related agreement and the purposes for which such expenditures were made.

         7.       Recordkeeping.  The Trust shall  preserve  copies of this Plan
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                  and any  related  agreement  and  all  reports  made  pursuant
                  Section 6 hereof, for a period of not less than six years from the date of this Plan, the agreements or such reports, as the case may be, the first two years in an easily accessible place.

         8.       Limitation  of   Liability.   A  copy  of  the  Agreement  and
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                  Declaration of Trust of the Trust, as amended, is on file with the Secretary of the State of Ohio and notice is hereby given that this Plan is executed on behalf of the Trustees of the
                  Trust  as  trustees   and  not   individually   and  that  the
                  obligations of this instrument are not binding upon the Trustees, the shareholders of the Trust individually or the assets or property of any other series of the Trust, but are binding only upon the assets and property of the Fund.


         IN WITNESS WHEREOF, the Trust had adopted this Plan on February 15, 2000, to be effective in accordance with paragraph 3(a).

                                                      THE INNOVATIVE FUNDS




                                                      By:      /s/
                                                      Bruce D. Oakes, Secretary